      As filed with the Securities and Exchange Commission on July 30, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                         HEALTHCARE SERVICES GROUP, INC.

       Pennsylvania                                             23-2018365
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

      3220 Tillman Drive,
Glenview Corporate Center, Suite 300
   Bensalem, Pennsylvania 19020                                   19020
(Address of principal executive offices)                        (Zip Code)

                                 ---------------

                             2002 Stock Option Plan
                            (Full Title of the Plan)

                                 ---------------
                               Daniel P. McCartney
                      Chairman and Chief Executive Officer
                         Healthcare Services Group, Inc.
                               3220 Tillman Drive,
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                     (Name and Address of agent for service)

                                 (215) 639-4274
          (Telephone number, including area code, of agent for service)

                                 ---------------
                                 With a copy to:
                           Victor M. Rosenzweig, Esq.
               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                 ---------------

            Approximate date of proposed sales pursuant to the plan:
   From time to time after the effective date of this registration statement.

                                 ---------------
                         CALCULATION OF REGISTRATION FEE
============================================================================================
                                               Proposed        Proposed
                                               maximum         maximum
    Title of               Amount              offering        aggregate         Amount of
   securities              to be                price           offering       registration
to be registered         registered            per share          price             fee
Common Stock
$.01 par value      550,000 shares (1)(2)        $15.75        $8,662,500          $796.95
=============================================================================================

(1) There are also  registered  hereby  such  indeterminate  number of shares of
Common Stock, $.01 par value (the "Common Stock") of Healthcare  Services Group,
Inc. (the  "Company") as may become issuable by reason of the  applicability  of the anti-dilution  provisions of the 2002 Stock Option Plan (the "2002 Plan") of
the Company.

(2)  Consists  of  550,000  additional  shares  of Common  Stock of the  Company issuable upon exercise of options under the 2002 Plan.

(3) None of the 550,000 shares of Common Stock that are being registered in this
Registration Statement have been granted. Pursuant to Rule 457(g) and (h) of the
Securities Act of 1933, as amended (the  "Securities  Act"),  the offering price for the shares which may be issued  under the 2002 Plan is estimated  solely for the purpose of determining the  registration  fee and is based on the average of the high and low prices of the  Company's  Common Stock  ($14.33) as reported by the Nasdaq National Market on July 21, 2003.

(4) A  registration  fee was  previously  paid for the  registration  of 500,000 shares under the 2002 Plan.

================================================================================

                                EXPLANATORY NOTES

            The Company filed on November 7, 2002 with the  Securities  Exchange
Commission  Registration Statement on Form S-8 (File No. 33-101063) covering the registration of 500,000 shares of Common Stock authorized for issuance under the
2002 Plan. On May 27, 2003,  the Company's  stockholders  approved a proposal to increase  the number of shares  available  for issuance  thereunder  by 550,000.
Accordingly,  the total number of shares of Common Stock  available for issuance under the 2002 Plan is 1,050,000.

            This Registration  Statement registers the additional 550,000 shares of the same class of Common Stock  authorized  for issuance under the 2002 Plan.
Pursuant  to  General  Instruction  E to Form  S-8,  the  contents  of the prior registration  statements  set forth  above  relating  to the 2002 Plan,  and all periodic reports that the Registrant filed after such registration statements to maintain current  information about the Registrant,  are incorporated  herein by reference.

            This Form S-8 includes a Reoffer  Prospectus  prepared in accordance with Part I of Form S-3 under the Securities Act. The Reoffer  Prospectus may be utilized for reoffering and resales of shares of Common Stock acquired  pursuant to (i) the 2002 Plan, (ii) the Company's 1995 Incentive and Non-Qualified  Stock
Option Plan and (iii) other grants of options to Non-Employee Directors.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part 1 of Form S-8 to  employees  as  specified  by Rule  428(b)(1)
under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not  required  to file these  documents  either as part of this  Registration
Statement or as  prospectuses  or  prospectus  supplements  pursuant to Rule 424 under the Securities Act.

                                      -2-

                                   PROSPECTUS

                                 856,937 SHARES
                         HEALTHCARE SERVICES GROUP, INC.
                          Common Stock ($.01 par value)

            This prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") of shares of our common stock that may be issued by us to the Selling  Shareholders  upon the exercise of stock options granted under our 2002 Stock Option Plan, our 1995  Incentive and  Non-Qualified
Stock  Option  Plan or  pursuant  to other  grants of  Options  to  Non-Employee
Directors.  We  previously  registered  the offer and sale of the  shares to the
Selling Shareholders. This Prospectus also relates to certain underlying options that have not as of this date been granted. If and when such options are granted to persons  required  to use the  prospectus  to  reoffer  and resell the shares underlying such options, we will distribute a prospectus supplement.  The shares are being reoffered and resold for the account of the Selling  Shareholders  and we will not receive any of the proceeds from the resale of the shares.

            The Selling  Shareholders  have  advised us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq  National  Market,  in negotiated  transactions  or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated. See
"Plan  of  Distribution."  We will  bear all  expenses  in  connection  with the preparation of this prospectus.

            Our common stock is listed on the Nasdaq  National  Market.  On July
29,  2003,  the closing  price for our Common  Stock,  as reported by the Nasdaq
National Market was $15.98.

--------------------------------------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning at page 5.

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is July __, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other information with the Securities and Exchange  Commission (the "SEC").  You
may read and  copy any  document  we file at the  SEC's  public  reference  room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington,  D.C. 20549. You
may obtain further  information on the operation of the public reference room by calling the SEC at  1-800-SEC-0330.  Our SEC filings are also  available  to the public over the  Internet at the SEC's web site at  http://www.sec.gov.  You may also request  copies of such  documents,  upon payment of a duplicating  fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                      -2-

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES....................................................10

                                      -3-

                           INCORPORATION BY REFERENCE

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this  prospectus and  information  that we file later with  the SEC  will  automatically  update  and  replace  this  information.  We incorporate  by reference the documents  listed below and any future  filings we make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934, as amended:

            (1) Our Annual  Report on Form 10-K for the year ended  December 31,
                2002;

            (2) Our Quarterly  Reports on Form 10-Q for the quarters ended March
                31, 2003 and June 30, 2003; and

            (3) Our Application for Registration of our common stock on Form 8-A filed April 30, 1984.

            You may request a copy of these  filings,  excluding the exhibits to such filings which we have not  specifically  incorporated  by reference in such filings, at no cost, by writing or telephoning us at the following address:

                         Healthcare Services Group, Inc.
                         Richard W. Hudson, Secretary
                         3220 Tillman Drive
                         Glenview Corporate Center, Suite 300
                         Bensalem, Pennsylvania 19020
                         (215) 639-4274

                              ABOUT THIS PROSPECTUS

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the  information  provided or  incorporated  by reference in this prospectus or any related  supplement.  We have not authorized anyone else to provide you with different information.  The Selling Stockholders will not make an offer of these  shares  in any  state  where  the  offer is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any other date than the date on the front of those documents.

                                      -4-

                               GENERAL INFORMATION

            We provide  housekeeping,  laundry,  linen, facility maintenance and food services to the healthcare  industry,  including nursing homes,  retirement complexes,  rehabilitation  centers and  hospitals.  We believe  that we are the largest provider of these contractual services to the long-term care industry in the United States,  rendering such services to approximately 1,400 facilities in
43 states and Canada.

            Our principal  executive  offices are located at 3220 Tillman Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number at such location is (215) 639-4274.

            The Shares  offered  hereby were or will be purchased by the Selling
Shareholders  upon exercise of options  granted to them and will be sold for the account of the Selling Shareholders.

                                  RISK FACTORS

GENERAL - CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS.

            The purchase of our common stock involves a high degree of risk. You should carefully  consider the following risk factors and the other  information in this  prospectus  or  information  in our Annual  Report on Form 10-K for the fiscal year ended  December 31, 2002 (the "10-K") and our  Quarterly  Reports on
Form 10-Q for the quarters  ended March 31, 2003 and June 30, 2003 (the "10-Qs")
before deciding to invest in our Common Stock. Certain matters discussed in this report or in the 10-K or 10-Qs may include  forward-looking  statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new  information,  future events or otherwise.  Such risks and  uncertainties include,  but are not limited to,  risks  arising  from our  providing  services exclusively to the health care industry,  primarily providers of long-term care;
credit and collection risks associated with this industry; one client accounting for  approximately  23% of revenue for the six months ended June 30,  2003;  our claims  experience  related  to  workers'  compensation  and  general  liability insurance; the effects of changes in regulations governing the industry; and the risks specified below.  Additionally,  our operating  results would be adversely affected if unexpected increases in the costs of labor, materials,  supplies and equipment used in performing our services could not be passed on to clients.  In addition,  we believe that to improve our future  financial  performance we must continue to obtain  service  agreements  with new  clients,  provide  additional services to existing clients,  achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at various  operational  levels.  Furthermore,  we believe  that our  ability to sustain the internal  development of managerial personnel is an important factor impacting future operating results and successfully  executing  projected growth strategies.

THE PHASING IN OF A MEDICARE  PROSPECTIVE  PAYMENT SYSTEM HAS ADVERSELY AFFECTED
OUR CLIENTS.

            Our  clients  are  subject  to  various   governmental   regulations
including,  but not limited to the Balanced Budget Act of 1997 (the "BBA"). This legislation  changed  Medicare  policy in a number  of ways,  most  notably  the phasing in,  effective  July 1, 1998, of a Medicare  Prospective  Payment System

                                      -5-

("PPS")  for  skilled  nursing  facilities  which   significantly   changed  the
reimbursement  procedures and the amounts of reimbursement they receive. Many of
our  clients'   revenues  are  highly   contingent   on  Medicare  and  Medicaid
reimbursement  funding  rates.  Therefore,  they  have been and  continue  to be adversely  affected by changes in applicable  laws and  regulations,  as well as other trends in the long-term care industry. This has resulted in certain of our clients filing for bankruptcy  protection.  Others may follow. Since the passage of the BBA, Congress has passed additional legislation, principally the Balanced
Budget  Refinement  Act  of  1999  ("BBRA")  and  the  Benefit  Improvement  and
Protection Act of 2000 ("BIPA").  These  enactments  were intended  primarily to mitigate,  temporarily,  the  reduction  in  reimbursement  for skilled  nursing facilities  under  the  Medicare  PPS.  In  total,  four  add-on  payments  were established  by the  enactments  to offset the impact of PPS. On April 23, 2002, the Center for Medicare and Medicaid  Services  ("CMS")  announced that it would delay  implementation  of any  refinements  to the  scope  of two of the  add-on payments  enacted pursuant to the BBRA and BIPA,  thereby  extending the related add-ons to at least September 30, 2003. The other two add-on payment  provisions expired on September 30, 2002. The Senate introduced  legislation during October
2002 which  included a partial  reinstatement  of the add-on  payment  provision limited to the nursing component of the Medicare rate. This legislative proposal would provide for certain annual increases beginning in 2003 through 2005. There can be no assurance as to whether this proposal  will be adopted.  Any decisions by the  government to discontinue or adversely  modify  legislation  relating to reimbursement  funding rates will have a material adverse affect on our clients'
revenues.  These factors,  in addition to delays in payments from clients,  have resulted in and could continue to result in significant  additional bad debts in the near future.

MAJOR CLIENT

            We have one client,  a nursing  home chain,  which for the six month period  ended June 30, 2003 and annual  periods of 2002 and 2001  accounted  for approximately  23%, 17% and14%,  respectively,  of consolidated  revenues.  With respect  to such  client,  we derived  revenues  from both  operating  segments.
Although we expect to continue our  relationship  with this client,  the loss of such client would adversely affect the operations of our two operating segments.

OTHER BUSINESS RELATED RISKS

            Our  clients  generally  enter  into  service  agreements  which are cancellable  on short notice and we have  encountered  difficulty  in collecting amounts due from certain clients who have terminated  service agreements as well as  clients  who  are  in  bankruptcy  or  slow  payers  experiencing  financial difficulties.

            Substantially  all of our  agreements  are full service  agreements.
These agreements  typically  provide for a one year term,  cancellable by either party upon 30 days' notice after the initial 90-day period. As of June 30, 2003, we provided services to approximately 1,400 client facilities.

            Although the service  agreements are cancellable on short notice, we have historically had a favorable client retention rate and expect to be able to continue to maintain  satisfactory  relationships  with our  clients.  The risks associated  with short-term  agreements have not materially  affected either our linen and laundry  service,  which sometimes  require a capital  investment,  or laundry  installation  sales, which require us to finance the sales price. These

                                      -6-

transactions  have not been  material  in  recent  years.  Such  risks are often mitigated by certain provisions set forth in the agreements which we enter into.

            From time to time,  however,  we encounter  difficulty in collecting amounts due from certain of our clients.  Therefore,  the Company has  sometimes been  required  to extend the  period of  payment  for  certain  clients  beyond contractual  terms.  These clients  include those in bankruptcy,  those who have terminated  service  agreements  and those who are slow payers and  experiencing financial  difficulties.  In order to provide for these collection  problems and the general risk  associated with the granting of credit terms, we have recorded bad debt provisions  (i.e.,  an Allowance for Doubtful  Accounts) of $2,950,000,
$6,050,000  and  $5,445,000 in the six months ended June 30, 2003 and the fiscal years ended December 31, 2002 and 2001,  respectively.  In addition to analyzing and  anticipating,  where  possible,  the specific cases  described  above,  our management  considers the general collection risks associated with trends in the long-term care industry in making its evaluations.

THERE IS STRONG COMPETITION TO PROVIDE SERVICE TO HEALTHCARE FACILITIES.

            We compete  primarily with the in-house support service  departments of our potential clients.  Most healthcare  facilities perform their own support service  functions  without  relying upon outside  management  firms like us. In addition,  a number of local firms  compete with us in the  regional  markets in which we conduct  business.  Additionally,  several  national  service firms are larger and have greater  financial and  marketing  resources  than us,  although historically,  such firms have concentrated their marketing efforts on hospitals rather than the long-term care facilities which we typically  service.  Although the  competition  to provide  service to health care  facilities  is strong,  we believe that we compete  effectively for new agreements,  as well as renewals of the existing  agreements  based upon the quality and  dependability,  as well as cost savings from our services.

                                 USE OF PROCEEDS

            The Company  will  receive the  exercise  price of the options  when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company.  The Company will not receive any of the proceeds  from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

            This  Prospectus  relates to the reoffer and resale of Shares issued or that may be  issued to the  Shareholders  (who are  deemed to be  affiliates)
under the 2002 Stock Option Plan,  the 1995  Incentive and  Non-Qualified  Stock
Option Plan or other grants to non-employee Directors.

            The  following  table  sets forth (i) the number of shares of Common
Stock beneficially  owned by each Selling  Shareholder at June 30, 2003 (ii) the number of  Shares  of Common  Stock to be  offered  for  resale by each  Selling
Shareholder  and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering:

                                      -7-

                                                                      Number of shares of
                                                                          Common Stock/
                           Number of shares of                         Percentage of Class to be
                              Common Stock         Number of Shares        Owned After
                            Owned at June 30       to be Offered for,   Completion of the
     Name                        2003(1)                Resale            Offering
-----------------------    -------------------     ------------------  -------------------------

Daniel P. McCartney(2)         1,173,818(3)             223,903          950,015/8.5%
Joseph F. McCartney(4)            81,297(5)              81,297               --/*
Barton D. Weisman(6)             113,285(7)              32,435           80,850/*
Robert L. Frome(8)                32,660(9)              32,435              225/*
Thomas A. Cook(10)               343,694(11)            338,633            5,061/*
John M. Briggs(12)                36,800(13)             24,950           11,850/*
Robert J. Moss(15)                21,455(15)             21,455               --
Brian Waters(16)                  15,397(17)             10,000            5,397/*
James DiStefano (18)              42,112(19)             41,329              783/*
Richard Hudson (20)               41,595(21)             41,500               95/*
Thomas Carpenter (22)              9,000(23)              9,000               --

-------------------------

*  less than one percent

(1)        A person is deemed to be the  beneficial  owner of voting  securities that can be acquired by such person within 60 days after June 30,2003 upon the  exercise of options.  Each  beneficial  owner's  percentage ownership  is  determined  by assuming  that options that are held by such  person  (but not those held by any other  person)  and that are currently  exercisable  (i.e.,  that are  exercisable  within 60 days after June 30, 2003) have been exercised. Unless otherwise noted, the
           Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)        Daniel P. McCartney has been Chief Executive  Officer and Chairman of the Board of the Company since 1977.

(3)        Includes  incentive  stock  options  to  purchase  71,866  shares and nonqualified  stock  options  to  purchase  145,634  shares and 6,403
           shares  credited  to  Mr.  McCartney's   account  (but  unissued)  in
           connection with the Company's Deferred Compensation. Also includes an aggregate of 2,500 shares that Mr.  McCartney holds as co-trustee for
           the  benefit  of  his  child.  Mr.  McCartney  disclaims   beneficial
           ownership  of the shares  held by his  child.  Mr.  McCartney  may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined  for  purposes of the  Securities  Act of 1933,  as amended (the "Securities Act"), by virtue of his position as founder, director,  Chief Executive  Officer and principal  shareholder of the
           Company. Daniel P. McCartney is the brother of Joseph F. McCartney.

(4)        Joseph F. McCartney has been a Director of the Company since 1983 and
           Regional Vice President of the Company for more than five (5) years.

(5)        Includes  incentive  stock  options  to  purchase  64,837  shares and nonqualified stock options to purchase 15,163 shares and 1,297 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(6)        Barton D. Weisman has been a Director of the Company since 1983.

                                      -8-

(7)        Includes nonqualified stock options to purchase 32,435 shares.

(8)        Robert L. Frome has been a Director of the Company since 1983.

(9)        Includes nonqualified stock options to purchase 32,435 shares.

(10)       Thomas  A.  Cook has  been a  Director  of the  Company  since  1987;
           President of the Company for more than five (5) years.

(11)       Includes  incentive  stock  options  to  purchase  82,378  shares and nonqualified  stock  options  to  purchase  252,622  shares and 3,633 shares  credited to Mr. Cook's  account (but  unissued) in connection with the Company's Deferred Compensation Plan.

(12)       John M. Briggs has been a Director of the Company since 1993.

(13)       Includes nonqualified stock options to purchase 24,950 shares.

(14)       Robert J. Moss has been a Director of the Company since 1992.

(15)       Represents nonqualified stock options to purchase 21,455 shares.

(16)       Brian Waters has been the Company's  Vice President of Operations for more than five (5) years.

(17)       Includes  incentive  stock  options  to  purchase  7,905  shares  and nonqualified stock options to purchase 2,095 shares.

(18)       James DiStefano has been the Company's  Treasurer and Chief Financial
           Officer for more than five (5) years.

(19)       Includes  incentive  stock  options  to  purchase  37,655  shares and nonqualified  stock options to purchase 2,095 shares and 1,579 shares credited to Mr. DiStefano's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(20)       Richard  Hudson has been the  Company's  Vice  President  of Finance,
           Secretary and Chief Accounting Officer for more than five (5) years.

(21)       Includes  incentive  stock  options  to  purchase  35,715  shares and nonqualified stock options to purchase 5,785 shares.

(22)       Thomas  Carpenter has been the Company's  General  Counsel since July
           2000 and Assistant  Secretary since October 2002. Prior to July 2000, he was an associate of the law firm of Cozen  O'Connor  from May 1998 to July 2000. From September 1993 to May 1998, he was an associate of the law firm of Rosenn, Jenkins and Greenwald.

(23)       Represents incentive stock options to purchase 9,000 shares.

                              PLAN OF DISTRIBUTION

            It is  anticipated  that all of the  Shares  will be  offered by the
Selling  Shareholders  from time to time in the open market,  either directly or through brokers or agents, or in privately negotiated transactions.  The Selling
Shareholders  have  advised  the  Company  that  they  are  not  parties  to any agreement, arrangement or understanding as to such sales.

                                      -9-

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the Shares offered  hereby have been passed upon for the Company by Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, New York, New York 10022. Robert L. Frome, a member of
Olshan Grundman Frome  Rosenzweig & Wolosky LLP, is a director of the registrant and beneficially  owns 225 shares and holds options to purchase 32,435 shares of
Common Stock of the Company. The shares underlying the options held by Mr. Frome were previously registered.

                             ADDITIONAL INFORMATION

            The Company has filed with the Securities and Exchange  Commission a
Registration  Statement on Form S-8 under the Securities Act with respect to the
Shares offered hereby.  For further  information with respect to the Company and the securities offered hereby,  reference is made to the Registration Statement.
Statements  contained in this  Prospectus  as to the contents of any contract or other document are not necessarily complete, and in each instance,  reference is made to the  copy of such  contract  or  document  filed  as an  exhibit  to the
Registration  Statement,  such statement being qualified in all respects by such reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities  Act may be permitted to directors,  officers or persons  controlling the Company,  the Company has been advised  that it is the  Securities  Exchange
Commission's  opinion  that such  indemnification  is against  public  policy as expressed in the Securities Act and is, therefore, unenforceable.

                                      -10-

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the Township of Bensalem,  Commonwealth of Pennsylvania,  on this
25th day of July, 2003.

                       HEALTHCARE SERVICES GROUP, INC.
                       (Registrant)

                       /s/ Daniel P. McCartney
                       ---------------------------------------------------------
                       Daniel P. McCartney, Chief Executive Officer and Chairman

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the  requirements  of the Securities  Act of 1933, as amended,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities  and on the date  indicated.  Each of the  undersigned  officers  and directors of Healthcare  Services Group,  Inc.  hereby  constitutes and appoints
Daniel  P.  McCartney  and  Thomas A Cook and each of them  singly,  as true and lawful  attorneys-in-fact  and  agents  with  full  power  of  substitution  and resubstitution,  for him in his name in any and all capacities,  to sign any and all  amendments  (including  post-effective  amendments)  to  this  Registration
Statement and to file the same, with all exhibits  thereto,  and other documents in connection  therewith,  with the  Securities  and Exchange  Commission and to prepare  any and  all  exhibits  thereto,  and  other  documents  in  connection therewith,  and to make any applicable state securities law or blue sky filings, granting unto said  attorneys-in-fact and agents, full power and authority to do and perform  each and every act and thing  requisite  or necessary to be done to enable  Healthcare  Services  Group,  Inc. to comply with the  provisions of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange  Commission,  as fully to all intents and purposes as he might or could do in person,  hereby  ratifying and confirming all that said  attorneys-in-fact and agents,  or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

       Signature                             Title                                  Date
       ---------                             -----                                  ----
/s/ Daniel P. McCartney
---------------------------
Daniel P. McCartney             Chief Executive Officer and Chairman            July 25, 2003

/s/ Thomas A. Cook              Director, President and Chief Operating
----------------------------    Officer                                         July 25, 2003
Thomas A. Cook

/s/Barton D. Weisman
---------------------------
Barton D. Weisman               Director                                        July 25, 2003

                                      II-1

/s/ Robert L. Frome
---------------------------
Robert L. Frome                 Director                                        July 25, 2003

/s/ John M. Briggs
--------------------------
John M. Briggs                  Director                                        July 25, 2003

/s/ Robert J. Moss
--------------------------
Robert J. Moss                  Director                                        July 25, 2003

/s/ Joseph F. McCartney
--------------------------
Joseph F. McCartney             Director and Divisional Vice President          July 25, 2003

/s/ James L. DiStefano
--------------------------
James L. DiStefano              Chief Financial Officer and Treasurer           July 25, 2003

/s/ Richard W. Hudson           Vice President - Finance
--------------------------      and Secretary (Principal Accounting Officer)    July 25, 2003
Richard W. Hudson

                                      II-2